                                 CODE OF ETHICS

           INCLUDING A STATEMENT OF POLICIES AND PROCEDURES REGARDING
               CONFIDENTIAL INFORMATION AND CONFLICTS OF INTEREST

                              For Access Persons of
                                ICAP FUNDS, INC.

                                       and

                        INSTITUTIONAL CAPITAL CORPORATION

      Restated Effective as of September 30, 1998 and amended March 1, 2000

I.       DEFINITIONS

         A.    "Act" means the Investment Company Act of 1940, as amended.

         B. "Advisers Act" means the Investment Advisers Act of 1940, as amended.

         C.    "Fund" means ICAP Funds, Inc.

         D.    "ICAP" means Institutional Capital Corporation.

         E. "Access person" means ICAP, any director, officer or advisory person of ICAP or any director, officer or advisory person of the Fund.

         F. "Candidate List" includes those securities under active consideration for purchase by ICAP for the Fund or any client.

         G. "Advisory person" means: (i) any employee of the Fund or of ICAP; and (ii) any natural person in a control relationship to the Fund or ICAP who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security on ICAP's Candidate List.

         H. A security is "being considered for purchase or sale" when: (i) a recommendation to purchase or sell a security has been made and communicated; (ii) the security appears on ICAP's Candidate List; or (iii) with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         I. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. As a general matter, "beneficial ownership" will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting)
               over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

               Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

                        (i)      securities held in the person's own name;

                        (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

                        (iii) securities held by a bank or broker as a nominee or custodian on such persons' behalf or pledged as collateral for a loan;

                        (iv) securities held by members of the person's immediate family sharing the same household if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale, or voting of such securities ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

                        (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

                        (vi) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                        (vii) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

                        (viii) securities held by a general partnership or limited partnership in which the person is a general partner; and

                        (ix) securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

               Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of ICAP's Compliance Officer or the Assistant Compliance Officer. Such questions will be resolved in accordance with, and this definition is subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.



                                       2

         J. "Control" shall be interpreted as it would be in Section 2(a)(9) of the Act. As a general matter, "control" means the power to exercise a controlling influence. The "power to exercise a controlling influence" is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity shall be presumed to control such entity.

         K. "Disinterested director" means (i) a director of the Fund who is not an "interested person" of the Fund within the meaning of
               Section 2(a)(19) of the Act and (ii) a director of ICAP who is not an employee of ICAP.

         L. "Limited offering" means an offering of securities to a limited number of purchasers. Such offerings are ordinarily made pursuant to a private offering memorandum or similar document, although they need not be, and are exempt from the registration requirements of the federal securities laws.

         M. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         N. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; shares of closed-end investment companies, futures, commodities and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security. The term "Security" also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Fund's Board of Directors.


II.      FIDUCIARY PRINCIPLES

         Incorporated within this Code of Ethics is a Statement of Policies and Procedures Regarding Confidential Information and Conflicts of Interest (the "Statement"). Failure to observe the policies and procedures outlined in the Statement and/or the Code could result in the imposition of sanctions (including dismissal) and could constitute a criminal act in violation of, among other, federal and/or state securities laws.



                                       3

         A.    The Statement

               ICAP seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in ICAP by our clients is something we value and must endeavor to protect. Any breach of that confidence or trust could have a disastrous, long-term effect on ICAP's client relationships.

               In the course of their employment with ICAP, employees will have access to confidential information concerning ICAP, its clients and various other matters. The proper treatment of such information is a key aspect of preserving ICAP's integrity. Accordingly, employees shall not disclose, directly or indirectly, confidential information to anyone other than employees and agents of ICAP who need such information to discharge their duties.

               As far as investments and investment opportunities are concerned, employees should remember that their first obligation is to the client. To meet this obligation, ICAP must ensure that all advice rendered by employees is free from any conflict of interest. Therefore, no employee shall engage in any activity which may in any way jeopardize his or her ability to render impartial and disinterested investment counseling. This includes scrupulously avoiding any affiliation which may influence or even appear to influence the employee's ability to treat each client in an unbiased manner.

               ICAP's business depends, in part, on investor confidence in the fairness and integrity of the securities markets. The problem of insider trading poses a serious threat to that confidence. While there is no precise statutory definition of insider trading, the term is generally understood to mean participating in a decision to buy, sell or tender securities while in possession of material nonpublic information. Material nonpublic information is any information (i) that is not generally available and (ii) which would be important to an investor in making a decision to buy, sell, or tender a security.

               The prohibition against trading on material nonpublic information extends to any situation where an employee participates in a decision to buy, sell or tender securities based on material nonpublic information that they acquire from an issuer or its representatives prior to the information being made available to the public. An employee participates in a decision to buy, sell or tender securities if he or she influences or controls the decision. Thus, this policy would apply to transactions in which an employee exercises investment discretion or influence even though he or she does not own the securities (such as accounts for which the employee serves as an advisor or fiduciary). Specifically, the policy against insider trading would prohibit ICAP employees from "tipping" clients, friends, family or third parties based on their knowledge of material nonpublic information. As used herein, "Trading" includes any securities transactions in which an employee participated, exerted influence, "tipped" or was tipped by others. Employees are


                                       4
               absolutely prohibited from engaging in any activities that would fall within the above description of insider trading.

               In the event an employee receives material nonpublic information regarding an issuer, the employee must immediately notify the Compliance Officer or the Assistant Compliance Officer who will place the issuer's securities on a Restricted List. Employees are prohibited from trading in the securities of issuers placed on the Restricted List.

         B.    General Fiduciary Principles

               In addition to the specific principles enunciated in this Code and the Statement, all access persons shall be governed by the following general fiduciary principles:

               (i) The duty at all times to place the interests of Fund shareholders and clients of ICAP above all others. Access persons must scrupulously avoid serving their own personal interests ahead of the interests of ICAP's clients.

               (ii) The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

               (iii) The fundamental standard that no access person should take inappropriate advantage of their position with the Fund or ICAP.

               (iv) Information as to what securities ICAP has recommended or will recommend is to be held in strictest confidence.

III.     POLICY ON SECURITY OWNERSHIP

         In addition to the prohibitions contained in Section IV below, it is the general policy of the Fund and ICAP that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by the Fund or ICAP's clients. Upon the discovery by ICAP or any access person that an access person has a direct or indirect beneficial ownership of a security which is also owned by the Fund or ICAP's clients, such access person shall promptly report such fact to ICAP's Compliance Officer or Assistant Compliance Officer, and may be required to divest himself or herself of such ownership if the Compliance Officer or Assistant Compliance Officer determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership. This policy shall not apply to disinterested directors.

IV.      PROHIBITED ACTIVITIES - DISINTERESTED DIRECTORS

         No disinterested director shall purchase or sell a security if such disinterested director knew or, in the ordinary course fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such security was: (i) purchased or sold by the Fund or ICAP on behalf of its clients; (ii) being considered by the Fund or ICAP on behalf of its clients for purchase or sale; or (iii) on ICAP's Candidate List.

V.       PROHIBITED ACTIVITIES - ALL OTHERS

         A. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such security is owned by the Fund, any client of ICAP, is on ICAP's Candidate List, or is otherwise being considered for purchase by ICAP on behalf of its clients. ICAP employees are responsible for ascertaining the securities listed from time to time on the Candidate List which, if the employee does not have a copy, is always available in the trading room.

         B. An access person may sell a previously held position in a security which is being considered for purchase or is on the Candidate List until ICAP purchases such security for a client or the Fund. At the time ICAP purchases such securities and so long as ICAP holds such securities for a client or the Fund, the access person must refrain from selling such securities until all positions in such issuer's securities are liquidated, except with the prior written approval of the Compliance Officer or the Assistant Compliance Officer.

         C. No access person shall acquire any securities in an initial public offering.

         D. No access person shall engage in (i) any short sale transaction, or (ii) any transaction in an option, future or an option on a future in which ICAP actively deals except with the prior written approval of the Compliance Officer or the Assistant Compliance Officer.

         E. No access person shall acquire securities in a Limited offering, without prior approval from ICAP's Compliance Officer or Assistant Compliance Officer. In determining whether approval should be granted, the Compliance Officer or Assistant Compliance Officer should consider:

               (i) whether the investment opportunity should be reserved for the Fund or clients of ICAP; and

               (ii) whether the opportunity is being offered to an individual by virtue of his or her position with the Fund, ICAP or ICAP's advisory relationship with any client.


                                       6

               ICAP's Compliance Officer must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person for at least five years after the end of the fiscal year in which the approval is granted. In the event approval is granted, the access person must disclose the investment when he or she plays a material role in a client's or the Fund's, subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

         F. No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund or any client of ICAP. On occasion, an access person may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities, including companies that ICAP on behalf of its clients may be invested in or may be considering making an investment in. Acceptance of extraordinary or extravagant gifts is not permissible.

         G. No access person shall serve on the board of directors of a publicly traded company without prior authorization from ICAP's Board of Directors and the Fund's Board of Directors based upon a determination that the board service would be consistent with the interests of the Fund and clients of ICAP. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions through a "Chinese wall."

VI.      EXEMPTED TRANSACTIONS

         The prohibitions of Sections IV and V shall not apply to:

         A. Purchases or sales effected in any account over which an access person has no direct or indirect influence or control (e.g., a blind trust);

         B. Purchases or sales of securities which are not eligible for purchase or sale by ICAP's client accounts or the Fund;

         C. Purchases or sales which are non-volitional on the part of either the access person, the Fund or ICAP's client accounts;

         D. Purchases which are part of an automatic dividend reinvestment plan;

         E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and


                                       7

         F. Purchases or sales which receive the prior approval of ICAP's Compliance Officer or Assistant Compliance Officer because (i) they are only remotely potentially harmful to the Fund and ICAP's clients; (ii) they would be very unlikely to affect a highly institutional market; or (iii) they clearly are not related economically to securities to be purchased, sold or held by the Fund or ICAP's clients.

VII.     REPORTING - DISINTERESTED DIRECTORS

         A disinterested director shall report quarterly to Sunstone Financial Group, Inc. ("Sunstone") or ICAP's Compliance Officer even if such director has no securities transactions to report for the reporting period.

         Such report shall be in the form described in Section VIII(E) and may contain the statement that the report shall not be construed as an admission that the director has any direct or indirect beneficial ownership in the security to which the report relates.

         A disinterested director need only report a transaction in a security if such director, knew or, in the ordinary course of fulfilling his or her official duties as a disinterested director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such security was: (i) purchased or sold by the Fund or ICAP on behalf of its clients; (ii) being considered by the Fund or ICAP on behalf of its clients for purchase or sale; or (iii) on ICAP's Candidate List.

VIII.    REPORTING - ALL OTHERS

         A. All securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by Sunstone and ICAP's Compliance Officer. To facilitate Sunstone's monitoring, ICAP's Compliance Officer shall inform Sunstone on a timely basis of any changes in ICAP's Candidate List.

         B. ICAP's Compliance Officer shall report his or her personal securities transactions in accordance with this Section VIII and shall also report such transactions directly to the Assistant Compliance Officer who shall additionally monitor such transactions.

         C. Every access person shall report to Sunstone and ICAP's Compliance Officer the information described in Section VIII(E) with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

         D. Every access person shall report quarterly to Sunstone and ICAP's Compliance Officer even if such access person has no securities transactions to report for the reporting period.


                                       8

         E. Every report required to be made by Sections VII and VIII shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates and shall contain the following information:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) The price of the security at which the transaction was effected; and

               (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

               The determination date for timely compliance is the date the report is received by Sunstone and ICAP's Compliance Officer, which date must be recorded on the report.

         F. Any report filed pursuant to Section VIII(E) of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         G. In addition to the above reporting requirements, every access person shall direct his or her brokers to supply to Sunstone and ICAP's Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which such access person has a beneficial ownership interest. Attached hereto as Appendix 1 is a form letter that may be used to request such documents from the respective broker, dealer, or bank. It is the responsibility of the access person to make sure that his or her broker does in fact send ICAP and Sunstone the duplicate confirmations and the duplicate statements. These forms, confirmations and statements will be maintained in strictest confidence in the respective files of ICAP and Sunstone.

         H. In addition to the above reporting requirements, every access person shall disclose to ICAP's Compliance Officer and Sunstone all personal securities holdings within ten (10) days of such person's commencement of employment, such disclosures shall be made on the form attached hereto at Appendix 2. Shortly after becoming an access person, such person must meet with the Compliance Officer to review the obligations imposed by the Statement and this Code of Ethics. Each such access person shall then sign an acknowledgment, attached hereto as Appendix 3, to affirm that they have reviewed the Statement and this Code of Ethics.


                                       9

         I. In addition to the above reporting requirements, every access person shall disclose to ICAP's Compliance Officer and Sunstone all personal securities holdings in an annual report which reflects such person's securities holdings as of June 30th. Such disclosures must be made on the form attached hereto as Appendix 4 and received by the Compliance Officer and Sunstone no later than July 31st of each year.

IX.      COMPLIANCE WITH THE CODE OF ETHICS

         A. All access persons and shall certify annually in the form attached hereto as Appendix 5 that:

               (i) They have read and understand the Code of Ethics and recognize that they are subject thereto; and

               (ii) They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

         B. Sunstone, in conjunction with ICAP's Compliance Officer and the Fund's legal counsel, shall include a report in the Fund's Board of Directors quarterly materials and ICAP shall include a report in its Board of Directors quarterly materials which shall:

               (i) Identify any violations during the previous quarter or state that no violations occurred during the previous quarter; and

               (ii) Identify any recommended changes in existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

         C. The quarterly reports shall be summarized in an annual report to the Fund's Board of Directors and shall include a certification from the Fund and ICAP stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Statement and Code of Ethics.

X.       SANCTIONS

         Upon discovering a violation or potential violation of this Statement or Code of Ethics, the Compliance Officer or Assistant Compliance Officer will conduct an inquiry into the circumstances and, if appropriate, will report such violation or potential violation to the Board of Directors of ICAP and the Fund. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties. Each Board of Directors may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or




                                       10
         termination of the employment of the violator. Each Board of Directors will be promptly informed of any serious violations of this Code of Ethics or the Statement.



















                                       11

                                                                      Appendix 1

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                                  Date

Broker Name and Address

         Subject: Account #
                           -----------------------------

Dear                                :
    --------------------------------

         Institutional Capital Corporation ("ICAP"), my employer, is a registered investment adviser. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to ICAP and Sunstone Financial Group, Inc. Please address the confirmations and statements directly to:


         General Counsel                             Compliance Officer
         Sunstone Financial Group, Inc.              Institutional Capital Corporation
         207 E. Buffalo Street, Suite 400            225 W. Wacker Drive, Suite 2400
         Milwaukee, WI  53202                        Chicago, IL  60606

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Mr. Donald Niemann of ICAP at
(312) 424-9100.

                                                    Sincerely,

                                                    Name of Access Person

cc:      Mr. Donald Niemann

                                                                      Appendix 2

                     PERSONAL SECURITIES HOLDINGS - INITIAL

         In accordance with Section VIII(H) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)      Name of Access Person:
                                                      -------------------------

(2)      If different than (1), name of the person
         in whose name the account is held:
                                                      -------------------------
(3)      Relationship of (2) to (1):
                                                      -------------------------
(4)      Broker at which Account is maintained:
                                                      -------------------------
(5)      Account Number:

(6)      Contact person at Broker and phone number:

----------
(7) For each account, attach the most recent account statement listing securities in that account. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

         Name of Security           Quantity             Value                Custodian
         ----------------           --------             -----                ---------
1.
  ---------------------------------------------------------------------------------------------
2.
  ---------------------------------------------------------------------------------------------
3.
  ---------------------------------------------------------------------------------------------
4.
  ---------------------------------------------------------------------------------------------
5.
  ---------------------------------------------------------------------------------------------
                                   (Attach separate sheet if necessary)


         I certify that this form and the attached statements (if any) include all of the securities in which I have a beneficial interest.

                                                      --------------------------
                                                      Access Person Signature

Dated:
      -----------------------------                   --------------------------
                                                      Print Name


Date of commencement of employment:


                                       14

                                                                      Appendix 3

            ACKNOWLEDGMENT OF RECEIPT OF STATEMENT AND CODE OF ETHICS

         I acknowledge that I have received and understand the Statement and Code of Ethics dated September 30,1998 and amended March 1, 2000 and represent:

         1. In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest and which are required to be reported.

         2. I will comply with the Statement and Code of Ethics in all other respects.

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Print Name

Dated:
      ------------------------

                                                                      Appendix 4

                      PERSONAL SECURITIES HOLDINGS - ANNUAL

         In accordance with Section VIII(I) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest as of June 30th.

(1)      Name of Access Person:
                                                      --------------------------
(2)      If different than (1), name of the person
         in whose name the account is held:
                                                      --------------------------
(3)      Relationship of (2) to (1):
                                                      --------------------------
(4)      Broker at which Account is maintained:
                                                      --------------------------
(5)      Account Number:
                                                      --------------------------

(6) For each account, attach the account statement listing securities in that account as of June 30th. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:


         Name of Security           Quantity           Value                 Custodian
         ----------------           --------           -----                 ---------
1.
  ----------------------------------------------------------------------------------------------
2.
  ----------------------------------------------------------------------------------------------
3.
  ----------------------------------------------------------------------------------------------
4.
  ----------------------------------------------------------------------------------------------
5.
  ----------------------------------------------------------------------------------------------
                                 (ATTACH SEPARATE SHEET IF NECESSARY)



         I certify that this form and the attached statements (if any) include all of the securities in which I have a beneficial interest.

                                            ------------------------------------
                                            Access Person Signature

Dated:
      -----------------------------         ------------------------------------
                                            Print Name

[This form must be received by the Compliance Officer and Sunstone no later than July 31st.]

                                                                      Appendix 5

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                        THE STATEMENT AND CODE OF ETHICS

         I certify that during the past year:

         1. I have reported all securities transactions which I am required to report pursuant to the Code of Ethics.

         2. I have complied with the Statement and Code of Ethics in all other respects.

         3. I have read and understand the Statement and Code of Ethics and recognize that I am subject thereto.

                                          ---------------------------------
                                          Signature

                                          ----------------------------------
                                          Print Name

Dated:
      ---------------------------